UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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CEDAR FAIR, L.P.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One Cedar Point Drive

Sandusky, Ohio 44870-5259

April 17, 2020

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION IN CONNECTION WITH OUR ANNUAL MEETING OF LIMITED PARTNER UNITHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020. THIS ADDITIONAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON TUESDAY, APRIL 7, 2020.

Given the continued uncertainty surrounding the coronavirus (COVID-19) pandemic, and since closing its parks in March 2020 in response to COVID-19 health recommendations, Cedar Fair, L.P. (the “Partnership”) has taken certain proactive measures to reduce operating expenses and cash outflows, including those summarized herein. On April 14, 2020, the Partnership reduced the base salary of its President and Chief Executive Officer by forty percent (40%) and the base salary of each of its other named executed officers by twenty-five percent (25%). The reductions in salary are effective from April 27, 2020, and the named executive officers’ annualized base salary rates after the reductions are as follows: Richard A. Zimmerman – $510,000; Brian C. Witherow – $399,000; Tim V. Fisher – $450,000; Duffield E. Milkie – $345,000; and Kelley S. Semmelroth – $301,500. In addition, the Partnership suspended the cash retainer fees for its Board of Directors until business conditions improve.